UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

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Aeva Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

Aeva Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39204	84-3080757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Ellis Street Mountain View, California (Address of Principal Executive Offices)		94043 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 481-7070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AEVA	The Nasdaq Stock Market LLC
Warrants to purchase common stock	AEVAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On May 1, 2025, the board of directors (the “Board”) of Aeva Technologies, Inc. (the “Company”) appointed Daniel Gibson as a Class III director. Pursuant to the stockholder agreement by and between the Company and Sylebra Capital Limited (“Sylebra”), dated November 8, 2023, Sylebra nominated Mr. Gibson to fill the vacancy caused by the Eberle Resignation (as defined below), subject to the ultimate approval of such nomination by the Board. Mr. Gibson is the Founder, Chief Investment Officer and Managing Partner of Sylebra Capital Management, a global investment manager founded in 2011 to invest in global equities with a focus on technology, media and telecom companies. He is also a member of the Board of Directors for Impinj, Inc., a leading RAIN RFID and Internet of Things provider, serving on both the Audit and Compensation committees. Prior to Mr. Gibson’s current roles, he was a Partner at Coatue Management, a global investment manager, following a career in private equity and investment banking. Mr. Gibson holds a B.A. in economics from Amherst College. The Company believes Mr. Gibson’s financial and investment management expertise qualifies him to serve as a director.

The Board has determined that Mr. Gibson is an independent director under the listing standards of The Nasdaq Stock Market.

As a non-employee director, Mr. Gibson will be compensated for his service on the Board in accordance with the Company’s director compensation arrangements applicable to the Company’s non-employee directors, as more fully described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2025 (the “Proxy Statement”). In accordance with those arrangements, Mr. Gibson will receive a retainer of $50,000 per year for his service on the Board and an additional $10,000 cash retainer for his service on each committee of the Board. In addition, Mr. Gibson will receive $150,000 annual restricted stock unit grant in connection with the annual meeting of stockholders, which will vest on the first anniversary of the grant date (subject to continued service) or upon a change of control of the Company. The Company will enter into its standard form of indemnification agreement with Mr. Gibson.

There is no other arrangement or understanding between Mr. Gibson and any other person pursuant to which Mr. Gibson was selected as a member of the Board. Except as described in the Proxy Statement, there are no transactions in which Mr. Gibson has a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Departure of Director

On May 1, 2025, Christopher Eberle notified the Board of his decision to resign from the Board and all committees thereof, effective immediately (the “Eberle Resignation”). Mr. Eberle’s decision to resign from the Board is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company thanks Mr. Eberle for his Board service.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on May 5, 2025, announcing the appointment of Daniel Gibson to the Board. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 5, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aeva Technologies, Inc.

Date: May 5, 2025	By:	/s/ Saurabh Sinha
Saurabh Sinha Chief Financial Officer

Exhibit 99.1

Aeva Appoints Leading Technology and Public Markets Investor to its Board of

Directors

Founder and CIO of Sylebra, Daniel Gibson, Demonstrates Strong Backing of Aeva by Joining the Company’s

Board to Further Support Aeva’s Growing Commercial Momentum

MOUNTAIN VIEW, Calif., May 5, 2025 – Aeva® (Nasdaq: AEVA), a leader in next-generation sensing and perception systems, today announced the appointment of Daniel Gibson to its Board of Directors, effective May 1, 2025.

“As a valuable supporter of Aeva since 2020, we are pleased to welcome Dan to Aeva’s Board of Directors and appreciate his continued strong conviction in our differentiated FMCW technology,” said Mina Rezk, Chairman of the Board, Co-founder and Chief Technology Officer at Aeva.

“With decades of experience investing in high-growth technology companies, we have never been more excited about Aeva’s potential and its systematic execution towards commercialization,” said Dan Gibson, Founder and Chief Investment Officer at Sylebra. “I look forward to contributing my experience to enable Aeva to further execute as it approaches an inflection point in its commercial momentum.”

Mr. Gibson is the Founder, Chief Investment Officer and Managing Partner of Sylebra Capital Management, a global investment manager founded in 2011 to invest in global equities with a focus on technology, media and telecom companies. He is also a member of the Board of Directors for Impinj, a leading RAIN RFID and Internet of Things provider. Prior to Mr. Gibson’s current roles, he was a Partner at Coatue Management, a global investment manager, following a career in private equity and investment banking. Mr. Gibson holds a B.A. in economics from Amherst College.

About Aeva Technologies, Inc. (Nasdaq: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving to industrial robotics, consumer electronics, consumer health, security and beyond. Aeva is transforming autonomy with its groundbreaking sensing and perception technology that integrates all key LiDAR components onto a silicon photonics chip in a compact module. Aeva 4D LiDAR sensors uniquely detect instant velocity in addition to 3D position, allowing autonomous devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on X or LinkedIn.

Aeva, the Aeva logo, Aeva 4D LiDAR, Aeva Atlas, Aeries, Aeva Ultra Resolution, Aeva CoreVision, and Aeva X1 are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to expectations about our commercialization momentum and opportunity. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the fact that Aeva is an early stage company with a history of operating losses and may never achieve profitability, (ii) Aeva’s limited operating history, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the ability for Aeva to have its products selected for inclusion in OEM products, (v) the success of customer products, (vi) manufacturing risks and (vii) other material risks and other important factors that could affect our financial results. Please refer to our filings with the SEC, including our most recent Form 10-Q and Form 10-K. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Media:

Michael Oldenburg

press@aeva.ai

Investors:

Andrew Fung

investors@aeva.ai